Air Industries Group Makes NYSE MKT Section 610(b) Public Announcement

Hauppauge, NY -- (Globe Newswire – April 27, 2017 – Air Industries Group (NYSE MKT: AIRI)

Air Industries Group (“Air Industries” or the “Company”), an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors, today announced that, as previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2016, which was filed on April 19, 2017 with the Securities and Exchange Commission, the audited financial statements contained an unqualified audit opinion from its independent registered public accounting firm that included a going concern emphasis of matter paragraph. See further discussion in footnote 1 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K.

This announcement is made pursuant to NYSE MKT Company Guide Section 610(b), which requires separate public announcement of the receipt of an audit opinion containing a going concern paragraph. This announcement does not represent any change or amendment to the Company's consolidated financial statements or to its Annual Report on Form 10-K for the year ended December 31, 2016.

Separately, Air Industries reiterated that while the Company’s revenue declined during 2016 due to production inefficiencies, Air Industries’ funded 18-month backlog (Air Industries only includes firm orders in calculating backlog) increased significantly during 2016 by $18 million to a total of $90 million at December 31, 2016, and continued to grow, reaching a funded 18-month backlog of new orders totaling $98 million at the end of the first quarter of 2017. The Company is particularly pleased to have been awarded a new five (5) year contract with Sikorsky Aircraft, one of its largest and oldest customers. The Company is also encouraged by the fact that its Sterling Engineering subsidiary which struggled during 2016, has received several million dollars of orders for new products, and has recently received orders for several legacy products that were missing in 2016. The Company also anticipates the return of a significant contract from Raytheon which is ordered in alternate years.

The Company further confirmed that for the first quarter of 2017, excluding its AMK subsidiary which was sold in January 2017, revenue from continuing operations was $16.4 million, an increase of $2.2 million or more than 17% over the prior year. Based upon orders in house and current production schedules, Air Industries anticipates revenues of $18, $19 and $20 million for the second, third and fourth quarters of 2017 respectively; with total annual revenue of approximately $73.5 million.

ABOUT AIR INDUSTRIES GROUP

Air Industries Group (AIRI) is an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors. Air Industries operates in three segments: Complex Machining of aircraft landing gear and flight controls, Aerostructures & Electronics, and Turbine & Engine products.

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact Information

Air Industries Group

631.881.4913

ir@airindustriesgroup.com

ABOUT AIR INDUSTRIES GROUP

Air Industries Group (AIRI) is an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors. Air Industries operates in three segments: Complex Machining of aircraft landing gear and flight controls, Aerostructures & Electronics, and Turbine & Engine products.

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact Information

Air Industries Group

631.881.4913

ir@airindustriesgroup.com